EXHIBIT 4.96
                                                                    ------------

                                 AMENDMENT NO. 7

                                       TO

                            SERIES 2000-1 SUPPLEMENT

                           dated as of March 18, 2003

                                      among

                            RENTAL CAR FINANCE CORP.,
                             an Oklahoma corporation

                     DTG OPERATIONS, INC., formerly known as
                        Dollar Rent A Car Systems, Inc.,
                             an Oklahoma corporation

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                             a Delaware corporation

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                    formerly known as Bankers Trust Company,
                         a New York banking corporation,
                                   as Trustee

               CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,
                 as the Series 2000-1 Letter of Credit Provider

                            THE BANK OF NOVA SCOTIA,
                as Managing Agent and a Series 2000-1 Noteholder

                               ABN AMRO BANK N.V.,
                as Managing Agent and a Series 2000-1 Noteholder

                                       and

                                DRESDNER BANK AG,
                as Managing Agent and a Series 2000-1 Noteholder

                                 AMENDMENT NO. 7
                           TO SERIES 2000-1 SUPPLEMENT
                           ---------------------------


     This Amendment No. 7 to Series 2000-1 Supplement dated as of March 18, 2003 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Operations"), Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee"), Credit Suisse First Boston, Cayman Islands Branch, as the Series 2000-1 Letter of Credit Provider ("CSFB"), The Bank of Nova Scotia, in its capacity as Managing Agent and as a Series 2000-1 Noteholder ("Scotia"), ABN AMRO Bank N.V., in its capacity as Managing Agent and as a Series 2000-1 Noteholder ("ABN"), and Dresdner Bank AG, in its capacity as Managing Agent and as Series 2000-1 Noteholder ("Dresdner"; Scotia, ABN and Dresdner are collectively referred to herein as the "Series 2000-1 Noteholders") (RCFC, Operations, DTAG, the Trustee, CSFB and the Series 2000-1 Noteholders are collectively referred to herein as the "Parties").

                                    RECITALS:
                                    --------

     A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"); and

     B. RCFC and the Trustee entered into that certain Series 2000-1 Supplement dated as of December 15, 2000, as amended by (i) Amendment No. 1 to Series 2000-1 Supplement dated as of April 20, 2001, (ii) Amendment No. 2 to Series 2000-1 Supplement dated as of January 31, 2002, (iii) Amendment No. 3 to Series 2000-1 Supplement dated as of April 16, 2002, (iv) Amendment No. 4 to Series 2000-1 Supplement dated as of August 12, 2002, (v) Amendment No. 5 to Series 2000-1 Supplement dated as of August 15, 2002, and (vi) Amendment No. 6 to Series 2000-1 Supplement dated as of December 12, 2002 (as amended to the date hereof, the "Series 2000-1 Supplement"); and

     C. The Parties wish to amend the Series 2000-1 Supplement as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 2000-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

     2.   Amendments. The Series 2000-1 Supplement is hereby amended as follows:

          (a)  By   deleting   the  definition   of   "Series  2000-1  Available
Subordinated Amount Maximum Increase" contained in Section 2.1(b) in its entirety.

          (b) By deleting the reference to "$250,000,000" contained in Section 4A.1 and replacing it with "$275,000,000".

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          (c)  By deleting the  proviso at  the end of Section  4.7(c)(v) in its entirety and replacing it with the following:

               "provided, however, that RCFC shall have no obligation to so increase the Series 2000-1
               Available Subordinated Amount at any time;"

          (d)  By adding the following as a new Section 8.7:

               "Section 8.7 Financed Vehicles. RCFC shall not lease any Financed Vehicles under the Financing Lease without the prior written consent of the holders of the Group II Series of Notes, each Enhancement Provider with respect to each Group II Series of Notes and the Rating Agencies (which consent of the Rating Agencies may be evidenced by a written confirmation by such Rating Agencies that the leasing of such Financed Vehicles by RCFC under the Financing Lease will not result in the reduction or withdrawal of the then current ratings on each outstanding Group II Series of Notes)."

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 2000-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 2000-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 2000-1 Supplement specifically referred to herein and any references in the Series 2000-1 Supplement to the provisions of the Series 2000-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6(a) of the Series 2000-1 Supplement, the Trustee, RCFC, the Servicers, the Required Noteholders with respect to the Series 2000-1 Notes and the Series 2000-1 Letter of Credit Provider may enter into an amendment to the Series 2000-1 Supplement provided that as evidenced by an Opinion of Counsel, such amendment affects only the Series 2000-1 Noteholders.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

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


     7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGES]



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



     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        RCFC:
                                        ----

                                        RENTAL CAR FINANCE CORP.,
                                        an Oklahoma corporation

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Vice President and Treasurer


                                        TRUSTEE:
                                        -------

                                        DEUTSCHE BANK TRUST COMPANY
                                        AMERICAS, formerly known as Bankers
                                        Trust Company, a New York banking
                                        corporation

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                        SERVICERS:
                                        ---------

                                        DTG  OPERATIONS,  INC., formerly  known
                                        as Dollar Rent A Car Systems, Inc., an
                                        Oklahoma corporation

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Treasurer


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                        a Delaware corporation

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Treasurer



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



                                        SERIES 2000-1 LETTER OF CREDIT PROVIDER:
                                        ---------------------------------------

                                        CREDIT SUISSE FIRST BOSTON, CAYMAN
                                        ISLANDS BRANCH, a Swiss banking
                                        corporation

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                        SERIES 2000-1 NOTEHOLDERS:
                                        -------------------------

                                        THE BANK OF NOVA SCOTIA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        ABN AMRO BANK N.V., in its capacity as Managing Agent and a Series 2000-1 Noteholder

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        DRESDNER BANK AG, in its capacity as
                                        Managing Agent and as a Series 2000-1
                                        Noteholder

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


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